EXHIBIT 3.1(b)

SECOND AMENDED AND RESTATED BYLAWS OF
LINEAGE CELL THERAPEUTICS, INC.
a California corporation

Article I
~~ARTICLE I~~
OFFICES
Section 1.
~~Section 1.~~ Principal Office. Offices of Lineage Cell Therapeutics, Inc. (the “Corporation”) may be established and maintained at such place or places, either within or without the State of California, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or without the State of California. If the principal executive office is located outside the State of California, and the Corporation has one or more business offices in the State of California, the Board of Directors shall fix and designate a principal business office in the State of California.
Article II
~~ARTICLE II~~
MEETINGS OF SHAREHOLDERS
Section 1.
~~Section 1.~~ Place of Meetings. All meetings of shareholders shall be held at such place, either within or without the State of California, as the Board of Directors or a duly authorized committee thereof may designate. If no designation is made, the meeting shall be held at the principal executive office of the Corporation. ~~A meeting of~~ At the sole discretion of the Board of Directors, and subject to applicable provisions of the California Corporations Code (the “Code”) and any guidelines and procedures that the Board of Directors may adopt, any meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Corporation ~~or by~~, electronic video screen communication ~~if: (a) the Corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders; and (b) the Corporation maintains a record of the vote or action and any shareholder votes or other shareholder action is taken at the meeting by means of electronic transmission to the Corporation or electronic video screen communication. Any request by the Corporation to a shareholder under Section 20(b) of the California Corporations Code (the “Code”) for consent to conduct a meeting of shareholders by electronic transmission must include a notice that absent consent of the shareholder, the meeting will be held at a physical location.~~, conference telephone, or other means of remote communication.
Section 2.
~~Section 2.~~ Annual Meetings. ~~The~~ An annual meeting of shareholders shall be held once each year on a date and time designated by the Board of Directors~~, but in any event not less frequently than once every 15 months. At each annual meeting, directors shall be elected to serve during the ensuing year and until their successors are elected and qualified, reports of the affairs of the Corporation shall be considered, and any other business may be transacted~~ for the election of directors and for any other proper business which is within the powers of the shareholders~~.~~ to be transacted at an annual meeting of shareholders. The Board of Directors may postpone, reschedule, or cancel any previously scheduled annual meeting of shareholders for any reason.

Section 3.
~~Section 3.~~ Special Meetings.
(a)
~~(a)~~ Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by: (i) the ~~Chairman~~Chairperson of the Board of Directors; (ii) the Chief Executive Officer or President; (iii) the Board of Directors; or (iv) one or more shareholders entitled to cast not less than 10% of the votes on the record date established pursuant to Section 11 of this Article II for that meeting. The Board of Directors may postpone, reschedule, or cancel any previously scheduled special meeting of shareholders called pursuant to the foregoing clause (iii) for any reason.
(b)
~~(b)~~ Upon request in writing to the ~~Chairman~~Chairperson of the Board of Directors, the Chief Executive Officer, the President, any Vice President, or the Secretary, specifying the general nature of the business proposed to be transacted, sent by certified mail or delivered to such officer in person, by any person or persons (other than the Board of Directors) entitled to call a special meeting of shareholders, ~~it shall be the duty of~~ such officer forthwith ~~to~~shall cause notice to be given to the shareholders entitled to vote that a meeting will be held on a date requested by the person or persons calling the meeting; provided, that the date of the meeting requested by such person or persons calling the meeting shall be not less than 35 nor more than 60 days after the receipt of such request, or, if applicable, determination of the validity of such request pursuant to this Section 3. Any such request by a shareholder or shareholders shall include the information required by Section 14 of this Article II, and any request not so accompanied by such required information shall not be valid. Within 20 days after receiving such a written request from a shareholder or shareholders of the Corporation, the Board of Directors shall determine whether such shareholders are entitled to cast not less than 10% of the votes on the record date established pursuant to Section 11 of this Article II for the special meeting and shall notify the requesting party or parties of its finding. If notice of the meeting shall not be given within 20 days after the date of receipt of such request, the person or persons entitled to call the meeting may fix the time of meeting and give the notice thereof in the manner provided by law or in these bylaws; provided, however, that any such notice given by a shareholder or shareholders purporting to be entitled to cast not less than 10% of the votes on the record date established pursuant to Section 11 of this Article II for that meeting shall not be valid if such shareholders are not entitled to cast not less than 10% of the votes on the record date established pursuant to Section 11 of this Article II for such meeting. Notwithstanding anything in these bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at a special meeting called pursuant to clauses (i), (ii), or (iv) of Section 3(a) of this Article II. Nothing in this ~~paragraph~~Section 3 shall limit, fix, or affect the time or notice requirements for meetings of shareholders called by the Board of Directors.
Section 4.
~~Section 4.~~ Notice of Meetings of Shareholders.
(a)
~~(a)~~ All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than 10 nor more than 60 days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and: (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted; or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders, but any proper matter may be presented at the meeting for such action except as otherwise provided by Section 601(f) of the Code. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, the Board of Directors intends to present for election. If the meeting is to be held in whole or in part by electronic transmission~~,~~ by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication, the notice shall state the means of electronic transmission by and to the Corporation ~~or~~, electronic video screen communication, conference telephone, or other means of remote communication, if any, by which shareholders may participate in the meeting.
(b)
~~(b)~~ If action is proposed to be taken at any meeting for approval of: (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code; (ii) an amendment of the articles of incorporation of the Corporation (the “Articles”), pursuant to Section 902 of the Code; (iii) a reorganization of the Corporation, pursuant to Section 1201 of the Code; (iv) a voluntary dissolution of the Corporation, pursuant to Section 1900 of the Code; or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, then, in each such case, the notice shall also state the general nature of that proposal.
Section 5.
~~Section 5.~~ Manner of Giving Notice; Affidavit of Notice.
(a)
~~(a) Notice~~Subject to any limitations set forth in the Code, notice of any meeting of shareholders ~~shall~~may be given either personally or by first-class mail, by electronic transmission by the Corporation, or by other means of written communication, charges prepaid, addressed to the shareholder at the physical or electronic address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation’s books or is so given~~,~~ by a particular shareholder to the Corporation, notice shall be deemed to have been given if sent to that shareholder by first-class mail, by electronic transmission by the Corporation, or by other means of written communication addressed to the place where the Corporation’s principal executive office is located, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication and addressed as provided in this Section 5.

~~(b) Notice shall not be given by electronic transmission by the Corporation after either one of the following: (i) the Corporation is unable to deliver 2 consecutive notices to the shareholder by that means; or (ii) the inability to so deliver such notices to the shareholder becomes known to the Secretary, any Assistant Secretary, the transfer agent, or other person responsible for the giving of the notice.~~

(b)
~~(c)~~ If any notice or report addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if ~~these~~the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Corporation for a period of 1 year from the date of the giving of the notice or report to all other shareholders.

(c)
~~(d)~~ An affidavit of delivery or mailing, or other authorized means of transmitting, of any notice or report in accordance with the provisions of this Section 5, executed by the Secretary, any Assistant Secretary, or any transfer agent, ~~or other agent of the Corporation~~stating that the notice or report has been given shall be prima facie evidence of the giving of the notice ~~and shall be filed and maintained in the minute book of the Corporation~~or report.
Section 6.
~~Section 6.~~ Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to ~~do~~transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum or, if required by the Code or the Articles, the vote of a greater number or voting by classes.
Section 7.
~~Section 7.~~ Adjourned Meeting and Notice Thereof. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time, either by the chairperson of the meeting or by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum at the commencement of the meeting, or if no quorum can be subsequently raised, no other business may be transacted at such meeting. When any meeting of shareholders is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place (or the means of electronic transmission by and to the Corporation ~~or~~, electronic video screen communication, conference telephone, or other means of remote communication, if any, by which the shareholders may participate) are announced at the meeting at which the adjournment is taken; provided that if the adjournment is for more than 45 days from the date set for the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
Section 8.
~~Section 8.~~ Voting.
(a)
~~(a)~~ The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a Corporation, or in joint ownership). The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of ~~the~~their shares in favor of the proposal and refrain from voting the remainder of their shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. Other than with respect to the election of directors, if a quorum is present, the affirmative vote of the majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or the Articles.

(b)
~~(b)~~ At a meeting of shareholders at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.
Section 9.
~~Section 9.~~ Consent of Absentees. The transactions of any meeting of shareholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of shareholders, except that, if action is taken or proposed to be taken for approval of any of those matters specified in ~~the second paragraph of~~ Section 4(b) of this Article II, the waiver of notice or consent shall state the general nature of the proposal or action. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.
Section 10.
~~Section 10.~~ Shareholder Action by Written Consent Without a Meeting.
(a)
~~(a)~~ Any action that may be taken at any meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors other than a vacancy created by removal of a director, that has not been filled by the ~~directors~~Board of Directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary ~~of the Corporation~~ and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary ~~of the Corporation~~ before written consents of the number of shares to authorize the proposed action have been filed with the Secretary.

(b)
~~(b)~~ If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the ~~Corporation~~corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of: (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code; (ii) indemnification of agents of the Corporation, pursuant to Section 317 of the Code; (iii) a reorganization of the Corporation, pursuant to Section 1201 of the Code (except for a reorganization as to which shareholders have the right, pursuant to Chapter 13 of the Code (commencing with Section 1300) to demand payment of cash for their shares); and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall be given at least 10 days before the consummation of any action authorized by that approval.
Section 11.
~~Section 11.~~ Record Date for Shareholder Notice, Voting, and Giving Consents.
(a)
~~(a)~~ For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any meeting or action, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles or the Code.
(b)
~~(b)~~ If the Board of Directors does not so fix a record date:
(i)
~~(i)~~ The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
(ii)
~~(ii)~~ The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting: (A) when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; or (B) when prior action of the Board of Directors has been taken, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that action, or the 60th day before the date of such other action, whichever is later.
Section 12.
~~Section 12.~~ Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary ~~of the Corporation~~. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless: (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy, unless otherwise provided for in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

Every form of proxy or written consent, which provides an opportunity to specify approval or disapproval with respect to any proposal, shall also contain an appropriate space marked “abstain,” whereby a shareholder may indicate a desire to abstain from voting his or her shares on the proposal. A proxy marked “abstain” by the shareholder with respect to a particular proposal shall not be voted either for or against such proposal. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder “withhold” or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.

Any shareholder directly or indirectly soliciting proxies from other shareholders must use a form of appointment of proxy (i.e., a proxy card) that is a color other than white. A white-colored proxy card shall be reserved for the exclusive use by the Board of Directors.

Section 13.
~~Section 13.~~ Inspectors of Election.
(a)
~~(a)~~ Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the ~~chair~~chairperson of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either 1 or 3. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether 1 or 3 inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the ~~chair~~chairperson of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.
(b)
~~(b)~~ These inspectors shall: (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote or give consent; (iv) count and tabulate all votes or consents; (v) determine when the polls shall close; (vi) determine the result; and (vii) do any other acts that may be proper to conduct the election or voting with fairness to all shareholders.
Section 14.
~~Section 14.~~ Shareholder Proposals and Nominations.
(a)
Shareholder Proposals. At any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the meeting, the business must be brought (y) by or at the direction of the Board of Directors, or (z) by any shareholder of the Corporation who (A) (1) was a shareholder of record of the Corporation at the time of giving the notice provided for in this Section14(a) and through the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 14 in all applicable respects or (B) with respect to annual meetings of shareholders, properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The foregoing clause (z) shall be the exclusive means for a shareholder to propose business to be brought before a meeting of the shareholders of the Corporation.

~~(a) Annual Meetings of Shareholders. At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any shareholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 14.~~

(i)
~~(i)~~ For business to be properly brought before an annual or special meeting of shareholders by a shareholder ~~(a “Proposing Shareholder”), the Proposing Shareholder~~, the shareholder must have given timely notice thereof in proper written form to the Secretary ~~of the Corporation and any~~, provide any updates or supplements to such notice at the times and in the forms required by, and otherwise comply with, this Section 14, and such proposed business must constitute a proper matter for shareholder action under the Code.
(ii)
~~(ii)~~ To be timely~~, a Proposing Shareholder’s~~ for (A) an annual meeting of shareholders, a shareholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than 5:00 p.m. Pacific Time on the later of the 90th day prior to such annual meeting or~~, if later,~~  the 10th day following the day on which public disclosure of the date of such annual meeting was first made; and (B) a special meeting of shareholders, a shareholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Pacific Time on the later of the 90th day prior to the date of such special meeting or the 10th day following the date on which public disclosure of the date of such special meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of ~~an annual~~a meeting or the announcement thereof commence a new time period for the giving of timely notice as described above. “Public ~~announcement” or “public~~ disclosure” shall mean disclosure made in a press release reported by the Dow Jones News Service, Associated Press, Bloomberg News, or a comparable national news or national financial news service, or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the ~~Securities~~ Exchange Act ~~of 1934, as amended (the “Exchange Act”)~~.
(iii)
~~(iii)~~ To be in proper written form, a ~~Proposing Shareholder’s~~shareholder’s notice to the Secretary shall set forth as to each matter such ~~Proposing Shareholder~~shareholder proposes to bring before the ~~annual~~ meeting: (A) a brief description of the business desired to be brought before the ~~annual~~ meeting and the reasons for conducting such business at the ~~annual~~ meeting; (B) the text of the proposal or business, including the text of any resolutions proposed for consideration; (C) the name and address, as they appear on the

Corporation’s books, of ~~the~~each Proposing Shareholder (as defined below); (D) the class, series, and number of shares of the Corporation’s capital stock that are “beneficially owned” within the meaning of Rule 13d-3 under the Exchange Act by ~~such~~each Proposing Shareholder; (E) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate the loss to or manage risk of stock price changes for, or to increase the voting power of, ~~such~~each Proposing Shareholder with respect to any share of stock of the Corporation; (F) any material interest of ~~the~~each Proposing Shareholder in such business or proposal; (G) a reasonably detailed description of all agreements, arrangements and understandings between the Proposing Shareholder and any other shareholder of the Corporation or any other person or entity (including but not limited to any compensation or payment of money or property to ~~the~~a Proposing Shareholder), including the name and address of each other shareholder or other person or entity, in connection with the proposal of such business by ~~such shareholder~~each Proposing Shareholder; (H) any other information relating to ~~such~~each Proposing Shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Shareholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act~~; (I) if the Proposing Shareholder proposes to nominate any person for election as a director, all information relating to such person that is required by Section 14(b)(ii) of this Article II; and (J) whether~~ and the applicable rules and regulations promulgated thereunder; (I) a representation that the Proposing Shareholder intends to, or is part of a group that intends~~: (aa)~~  to, deliver a proxy statement and/or form of proxy ~~to holders of~~or otherwise solicit proxies in support of the business the Proposing Shareholder desires to bring before the meeting from shareholders representing at least the percentage of the Corporation’s outstanding ~~capital stock~~shares required to approve or adopt the proposal ~~or elect the Proposing Shareholder’s nominees; or (bb) otherwise to solicit proxies from shareholders in support of such proposal or the election of such nominees.~~ related to such business; provided, however, that none of the foregoing clauses (A) through (I) shall require any disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Shareholder solely as a result of being the shareholder of record directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(iv)
For purposes of this Section 14, the term “Proposing Shareholder” shall mean: (A) the shareholder providing the notice of business proposed to be brought before ~~an annual~~a meeting; (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the ~~annual~~ meeting is made; and (C) any “affiliate” or “associate” (as such terms are respectively defined in Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner.
(v)
~~(iv)~~ A Proposing Shareholder shall update and supplement their notice of intent to bring business before the meeting: (A) no later than 10 days after the record date for the meeting so that the information provided or required to be provided in such notice pursuant to this Section 14(a) shall be true and correct as of the record date for the meeting; and (B) not later than the date that is 10 business days prior to the meeting or any adjournment or postponement of the meeting if such information is no longer true and correct as of such date~~; provided, that no such update shall include any new or additional matters or proposals, or any amendment or revisions to any proposals, to be brought before the annual meeting,~~. Each such update and supplement must be delivered to, or mailed and received by, the Secretary ~~of the Corporation~~ at the principal executive offices of the Corporation not later than 5:00 p.m. Pacific Time on the date specified in this paragraph. The failure to comply with this paragraph (~~iv~~v) shall cause any notice given pursuant to this Section 14(a) not be in proper written form. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.
(vi)
~~(v)~~ Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at ~~an annual~~a meeting except in accordance with the provisions of this Section 14. The officer of the Corporation or other person presiding at the ~~annual~~ meeting shall, if the facts so warrant, determine ~~and declare to~~that any business proposed to be transacted at the meeting ~~that business~~ was not properly brought before the meeting in accordance with ~~such provisions~~the procedures set forth in this Section 14 and, if he or she should ~~so determine~~make such determination, he or she shall so declare to the meeting, and any such improperly proposed business ~~so determined to be not properly brought before the meeting~~ shall not be transacted.
(vii)
This Section 14 is expressly intended to apply to any business proposed to be brought before a meeting of the shareholders of the Corporation other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 14 with respect to any business proposed to be brought before a meeting of shareholders of the Corporation, each Proposing Shareholder shall comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to any such business. Nothing in this Section 14 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(b)
~~(b)~~ Advance Notice of Director Nominations ~~at Annual Meetings~~. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 14(b) shall be eligible for election or re-election as directors at an annual or special meeting of shareholders. Nominations of persons for election to the Board of Directors shall be made at an annual meeting or special meeting of shareholders of the Corporation (but, with respect to a special meeting, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) only: (~~i~~y) by or at the direction of the Board of Directors or by a committee of directors appointed by the Board of Directors and authorized to nominate persons for election as directors; or (~~ii~~z) by a shareholder of the Corporation who: (A) was a shareholder of record at the time of ~~the~~ giving ~~of~~ the notice ~~required by this Section 14(b) and on the record date for the determination of shareholders entitled to vote at the annual meeting; and (B) has complied with the notice procedures set forth in Section 14(a) of this Article II and in this Section 14(b). In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary~~provided for in this Section 14(b) and through the time of the meeting; (B) is entitled to vote at the meeting; and (C) has complied with this Section 14 in all respects with respect to each person whom such shareholder proposes to nominate for election or re-election as a director (each, a “Nominee”). The foregoing clause (z) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a meeting of the shareholders of the Corporation.
(i)
For a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of the shareholders of the Corporation, the shareholder and such shareholder’s Nominee, as applicable, must (A) provide Timely Notice (as defined in Section 14(a)) thereof in proper written form to the Secretary as provided in this Section 14(b), (B) provide the information with respect to each Nominating Shareholder (as defined below) and Nominee as required by this Section 14(b), and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 14(b). For purposes of this Section 14, the term “Nominating Shareholder” shall mean (1) the shareholder providing the notice of the nomination proposed to be made at the meeting of the shareholders of the Corporation, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (3) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such shareholder in such solicitation.
(ii)
If the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting of the shareholders of the Corporation, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at such special meeting, the shareholder and such shareholder’s Nominee, as applicable, must (A) provide Timely Notice (as defined in Section 14(a)) thereof in proper written form to the Secretary as provided in this Section 14(b), (B) provide the information with respect to each Nominating Shareholder and Nominee as required by this Section 14(b), and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 14(b).
(iii)
~~(i) To comply with this Section 14(b), a nomination to be made by a Proposing Shareholder, the Proposing Shareholder must set submit all information required under Section 14(a) of this Article II and this Section 14(b), and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in Section 14(a)(ii) of this Article II~~In no event may a shareholder provide a notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting; provided, however, that if ~~after a Proposing Shareholder gives timely notice~~, after the date on which a shareholder provides a Timely Notice in proper written form under this Section 14(b) that includes the ~~Proposing Shareholder’s Nominees~~shareholder’s nominees for election as directors at the ~~annual~~ meeting, the Corporation makes a public ~~announcement or~~disclosure that the number of directors to be elected to the Board of Directors at ~~an annual~~such meeting will be increased from the previously authorized number of directors, the ~~Proposing Shareholder~~shareholder who previously provided such notice in proper written form may supplement its notice by including additional ~~Nominees~~nominees for any new positions on the Board of Directors created by such increase, if such supplement to the notice is delivered to the Secretary ~~of Corporation~~ at the principal executive offices of the Corporation not later than ~~the close of business~~5:00 p.m. Pacific Time on the 10th day following the ~~day~~date on which such public ~~announcement~~disclosure is first made by the Corporation, and the supplement contains the information about such additional ~~Nominees~~nominees as required by this Section 14.

(iv)
In no event shall any adjournment or postponement of a meeting of the shareholders of the Corporation or the announcement thereof commence a new time period (or extend any time period) for the giving of the shareholder’s notice with respect to such meeting as described in Section 14(b)(i) or (ii).
(v)
~~(ii)~~ To be in proper written form, ~~in addition to the information required by Section 14(a) of this Article II, such Proposing Shareholder’s~~a shareholder’s notice to the Secretary must set forth ~~as to each person whom the Proposing Shareholder proposes to nominate for election or re-election as a director (a “Nominee”)~~: (A) the name, age, business address and residence address of ~~the~~each Nominating Shareholder and Nominee; (B) the principal occupation or employment of ~~the~~each Nominating Shareholder and Nominee; (C) the class and number of shares of the Corporation that are held of record and/or are beneficially owned by ~~the~~each Nominating Shareholder and Nominee and any derivative positions held and/or beneficially held by ~~the~~each Nominating Shareholder and Nominee; (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of ~~the~~any Nominating Shareholder or Nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of ~~the~~any Nominating Shareholder or Nominee; (E) a description of all arrangements or understandings (including but not limited to any compensation or payment of money or property to ~~the Proposing~~any Nominating Shareholder) between or among any of ~~the Proposing~~Nominating Shareholder, ~~each~~ Nominee and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the ~~Proposing Shareholder~~Nominating Shareholders or relating to the Nominee’s potential service on the Board of Directors; (F) a written statement executed by the Nominee acknowledging that as a director of the Corporation, the Nominee will owe a fiduciary duty under California law with respect to the Corporation and its shareholders; (G) whether such ~~Nominees~~Nominee qualifies as an “independent” director or “audit committee financial expert” for purposes of membership of the Board of Directors or any committee thereof under applicable law, the rules of the principal national securities exchange upon which the shares of the Corporation are listed, or any publicly-disclosed corporate governance guidelines or committee charter of the Corporation; (H) such Nominee’s written consent to being named in the proxy statement as a Nominee and to serving as a director if elected; ~~and~~ (I) any other information relating to ~~the~~any Nominating Shareholder or Nominee that would be required to be disclosed about such Nominating Shareholder or Nominee if proxies were being solicited for the election of the Nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act~~.~~; (J) a representation as to each Nominating Shareholder that such Nominating Shareholder will, or is part of a group that will (1) deliver a proxy statement and/or form of proxy or otherwise solicit proxies in support of the election of each Nominee from holders representing at least 67% of the voting power of the Corporation’s outstanding shares entitled to vote on the election of directors in accordance with Rule 14a-19 under the Exchange Act, (2) include a representation to that effect in its proxy statement, (3) otherwise comply with all applicable requirements of state law and the Exchange Act (including Rule 14a-19 thereunder) with respect the matters set forth in this Section 14; and (4) provide the Secretary, not less than five business days prior to the meeting of the shareholders, with reasonable documentary evidence that it has complied with the representations in this clause (J); and (K) all other information relating to each Nominating Shareholder and Nominee that, with respect to a participant in a contested solicitation subject to Section 14(a) of the Exchange Act, would be required to be disclosed in a proxy statement or other filing required to be made with the SEC by each Nominating Shareholder in connection with the solicitation of proxies or consents in support of any such nomination. If a Nominating Shareholder no longer plans to solicit proxies in accordance with its representations set forth in clause (J) of this Section 14(b)(v), the Nominating Shareholder shall inform the Corporation of this change by delivering a writing to the Secretary at the principal executive offices of the Corporation no later than 5 business days after the occurrence of such change.
(vi)
~~(iii)~~ At the request of the Board of Directors or a committee of directors appointed by the Board of Directors and authorized to nominate persons for election as directors, any Nominee must furnish to the Secretary ~~of the Corporation~~, within 10 days after such request, in addition to the information required to be set forth in ~~the Proposing~~a Nominating Shareholder’s notice of nomination of such person as a director, such other information as may reasonably be required by the Secretary ~~of the Corporation~~ to determine the eligibility of such proposed Nominee to serve as an “independent” director of the Corporation under the rules of the principal national securities exchange on which the common shares or shares of any other class of capital stock of the Corporation are listed (or under the Exchange Act or any bylaw of the Corporation if the Corporation does not have a class of capital stock listed on a national securities exchange), or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Nominee; and if such information is requested but not delivered to the Secretary by the Nominee, ~~such Proposing~~the applicable Nominating Shareholder’s nomination of the Nominee shall not be considered in proper written form under this Section 14(b). The failure to comply with this paragraph shall cause any notice given pursuant to this Section 14(b) not to be in proper written form.
(vii)
A shareholder providing notice of any nomination proposed to be made at a meeting of the shareholders of the Corporation shall update and supplement their notice: (A) no later than 10 days after the record date for the meeting so that the information provided or required to be provided in such notice pursuant to this Section 14(b) shall be true and correct as of the record date for the meeting; and (B) not later than the date that is 10 business days prior to the meeting or any adjournment or postponement of the meeting if such information is no longer true and correct as of such date. Each such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Pacific Time on the date specified in this paragraph. The failure to comply with this paragraph shall cause any notice given pursuant to this Section 14(b) not be in proper written form. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any notice or to submit any new nominees.
(viii)
~~(iv)~~ Without exception, no person shall be eligible for election or re- election as a director of the Corporation at ~~an annual~~a meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 14(b). In addition, a Nominee shall not be eligible for election or re-election if the ~~Proposing~~Nominating Shareholder and/or Nominee (A) takes action contrary to the representations made in the information provided to the Corporation by the ~~Proposing~~Nominating Shareholder and/or Nominee or if such information contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading~~. The chairperson of the annual~~, or (B) fails to comply with applicable law (including Rule 14a-19 under the Exchange Act) or with any applicable provision of this Section 14. Furthermore, no Nominating Shareholder shall solicit proxies in support of the election of any director nominee other than the Board of Directors’ nominees unless such Nominating Shareholder has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of proxies with respect to such meeting, including the provision to the Corporation of notices required thereunder in a timely manner. The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine~~, and declare at the annual meeting that a~~ that any nomination was not made in accordance with ~~the provisions prescribed by these bylaws, and if the chairperson~~procedures set forth in this Section 14 and, if he or she should so determine, he or she shall so declare at the ~~annual~~ meeting, and the defective nomination shall be disregarded.
(ix)
Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, if any Proposing Shareholder (A) provides notice pursuant to Rule 14a-19(a)(1) and/or Rule 14a-19(b) under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (including the provision to the Corporation of notices required thereunder in a timely manner and of evidence that the Proposing Shareholder on whose behalf a nomination is made complied with such Proposing Shareholder’s representation as to whether the Proposing Shareholder solicited (or is part of a group which solicited) proxies in support of such nomination as required by this Section 14 and Rule 14a-19 under the Exchange Act), then the Corporation shall disregard any proxies or votes solicited for the Proposing Shareholder’s Nominees, notwithstanding that proxies or votes with respect to such nominations may have been received by the Corporation; provided, however, that such proxies and/or votes will be counted for the purposes of establishing a quorum. Upon request by the Corporation, if any Proposing Shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Proposing Shareholder shall deliver to the Corporation, no later than 10 business days prior to the applicable meeting, reasonable evidence that it has complied with the requirements of Rule 14a-19(a)(3) under the Exchange Act.

~~(c) Advance Notice of Director Nominations for Special Meetings. For a special meeting of shareholders at which directors are to be elected, nominations of persons for election to the Board of Directors shall be made only: (i) by or at the direction of the Board of Directors or by a committee of directors appointed by the Board of Directors and authorized to nominate persons for election as directors; or (ii) by any Proposing Shareholder who: (A) is a shareholder of record at the time of the giving of the notice required by this Section 14(c) and on the record date for the determination of shareholders entitled to vote at the special meeting; and (B) delivers a timely written notice of the nomination to the Secretary of the Corporation that includes the information set forth in Sections 14(a) and 14(b) of this Article II. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the Nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a Proposing Shareholder’s notice. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated: (i) by or at the direction of the Board of Directors or by a committee of directors appointed by the Board of Directors and authorized to nominate persons for election as directors; or (ii) by a Proposing Shareholder in accordance with the notice procedures set forth in this Section 14(c). In addition, a Nominee shall not be eligible for election or re-election if a Proposing Shareholder takes action contrary to the representations made in the information provided to the Corporation by the Proposing Shareholder or Nominee or if such information contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the special meeting shall,~~

~~if the facts warrant, determine, and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.~~

(c)
~~(d)~~ Other Requirements and Rights. In addition to the foregoing provisions of this Section 14, ~~a~~each Proposing Shareholder and/or Nominating Shareholder, as applicable, must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14~~, including, with respect to business such Proposing Shareholder intends to bring before the annual meeting that involves a proposal that such Proposing Shareholder requests to be included in the Corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 14 shall be deemed to affect any right of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.~~.
Section 15.
Conduct of Shareholder Meetings. The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with rules, regulations, and procedures adopted by the Board of Directors, the chairperson of the meeting shall have the right to prescribe such rules, regulations, and procedures and to do all such acts, as, in the judgment of such chairperson, are necessary, appropriate, or convenient for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chairperson of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) the exclusion or removal of any shareholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (h) restrictions on the use of audio and video recording devices, cell phones, and other electronic devices; (i) rules, regulations, and procedures for compliance with any federal, state, or local laws or regulations (including those concerning safety, health, or security); (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (k) rules, regulations, or procedures regarding the participation by means of remote communication of shareholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, the chairperson of the meeting shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure.
Article III
~~ARTICLE III~~
DIRECTORS
Section 1.
~~Section 1.~~ Powers. Subject to the provisions of the Code and any limitations in the Articles and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors.

Section 2.
~~Section 2.~~ Number and Qualification of Directors. The authorized number of directors shall be not more than 13 and not less than 7, and the exact number of directors shall be fixed, within the limits specified, by approval of the Board of Directors or the shareholders. After the issuance of shares, the provisions of this Section 2 may be changed only by a duly adopted amendment adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, in accordance with the provisions of Section 212 of the Code.
Section 3.
~~Section 3.~~ Election and Term of Office. The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected, or until death, resignation, or removal.
Section 4.
~~Section 4.~~ Vacancies.
(a)
~~(a)~~ Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of shareholders and until a successor has been elected and qualified.
(b)
~~(b)~~ A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.
(c)
~~(c)~~ The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.
(d)
~~(d)~~ Any director may resign effective on giving written notice to the ~~Chairman~~Chairperson of the Board of Directors, the Chief Executive Officer, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at some future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.
(e)
~~(e)~~ No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
Section 5.
~~Section 5.~~ Place of Meetings ~~and Meetings by Telephone~~. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board of Directors or that is designated in the notice for such meeting, if any. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board of Directors shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at a principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone ~~or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting, and reasonable efforts shall be used~~, electronic video screen communication, or electronic communication by and to the Corporation. Participation in a meeting through the use of conference telephone or electronic video screen communication constitutes presence in person at that meeting so long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the Corporation (other than conference telephone and electronic video screen communication) constitutes presence in person at that meeting if both of the following apply: (a) each member participating in the meeting can communicate with all of the other members concurrently; and (b) each member is provided the means of participating in all matters before the Board of Directors, including the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation ~~to provide or arrange for the provision of such conference telephone or similar equipment for the participation of directors at any regular or special meeting of directors~~.
Section 6.
~~Section 6.~~ Regular Meetings. ~~Regular meetings~~ A regular meeting of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders for the purpose of organization, election of officers and the transaction of other business. Other regular meetings may be held without call or notice at such time and place as may be fixed by the Board of Directors from time to time.
Section 7.
~~Section 7.~~ Special Meetings.
(a)
~~(a)~~ Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the ~~Chairman~~Chairperson of the Board of Directors, the Chief Executive Officer, the President, the Secretary, or any two ~~directors~~members of the Board of Directors.
(b)
Special meetings of the Board of Directors shall be held upon no less than four days’ notice by mail or 48 hours’ notice delivered personally or by telephone to each director, including voice messaging system or by electronic transmission by the Corporation, or on such shorter notice as the Chairperson of the Board of Directors, the Chief Executive Officer, or the two members of the Board of Directors calling the meeting may reasonably deem necessary or appropriate under the circumstances.
(c)
The notice of a special meeting of the Board of Directors need not specify the purpose of the meeting.

~~(b) Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone, it shall be delivered personally or by telephone or at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.~~

~~(c) The notice need not specify the purpose of the meeting nor the place if the meeting is to be held: (i) at the principal executive office of the Corporation; or (ii) by conference telephone or similar communication equipment as provided in Section 5 of this Article III.~~

Section 8.
~~Section 8.~~ Action Without Meeting. Any action by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.
Section 9.
~~Section 9.~~ Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board of Directors, except to adjourn as ~~hereinafter~~ provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the Articles, the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees), and Section 317(e) of the Code (as to indemnification of directors), and other applicable law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
Section 10.
~~Section 10.~~ Waiver of Notice. The transactions of any meeting of the Board of Directors, however called or noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum ~~be~~is present at such meeting and if, either before or after ~~the~~such meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.
Section 11.
~~Section 11.~~ Adjournment. A majority of the directors present at a meeting of the Board of Directors, whether or not constituting a quorum, may adjourn ~~any~~such meeting to another time and place. If the meeting is adjourned for over 24 hours, notice of such adjournment and the time and place to which the meeting was adjourned shall be given prior to the time the adjourned meeting reconvenes to the directors who were not present at the time of adjournment.
Section 12.
~~Section 12.~~ Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 7 of this Article III, to the directors who were not present at the time of the adjournment.
Section 13.
~~Section 13.~~ Fees and Compensation. Directors who are not salaried employees of the Corporation may receive such compensation, if any, for their services as directors and as members of committees of the Board of Directors, as may be fixed or determined by resolution of the Board of Directors. All directors and members of committees, including salaried employees of the Corporation, may receive reimbursement for expenses incurred in preforming their duties as directors or as members of committees of the Board of Directors, as approved or in accordance with policies established by the Board of Directors. This Section 13 shall not be construed to preclude any director from serving the Corporation in any other capacity (including as an officer, agent, employee, or otherwise) and receiving compensation for those services.
Section 14.
~~Section 14.~~ Removal of Directors. The entire Board of Directors or any individual director may be removed as provided by law.
Section 15.
~~Section 15.~~ Conduct of Board of Director Meetings. Meetings of the Board of Directors~~’ meetings~~  shall be presided over by the ~~Chairman~~Chairperson of the Board of Directors, or, in the absence of the ~~Chairman~~Chairperson of the Board of Directors, by the Chief Executive Officer or President, or in the absence of any such officers, by a director chosen by a majority of the directors present. The Secretary ~~of the Corporation~~ shall act as secretary of the meetings of the Board of Directors. In case the Secretary shall be absent from any meeting, the presiding officer may appoint any person to act as secretary of the meeting.
Article IV
~~ARTICLE IV~~
COMMITTEES
Section 1.
~~Section 1.~~ Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors, except with respect to:
(a)
~~(a)~~ the approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;
(b)
~~(b)~~ the filling of vacancies on the Board of Directors or on any committee thereof;
(c)
~~(c)~~ the fixing of compensation of the directors for serving on the Board of Directors or on any committee thereof;
(d)
~~(d)~~ the amendment or repeal of ~~the~~these bylaws or the adoption of new bylaws;
(e)
~~(e)~~ the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;
(f)
~~(f)~~ a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range set forth in the Articles or determined by the Board of Directors; or
(g)
~~(g)~~ the appointment of any other committees of the Board of Directors or the members of such committees.

Section 2.
~~Section 2.~~ Meetings and Action of Committees. The Board of Directors may adopt a charter, rules, and/or procedures for the governance of any committee not inconsistent with the provisions of these bylaws. Each committee also shall have the authority to ~~establish~~adopt its own rules and procedures, including for notice and conduct of its meetings, so long as such rules and procedures are not in conflict with the provisions of any committee charter ~~approved~~adopted by the Board of Directors or any resolutions or directives of the Board of Directors or any bylaw establishing rules and procedures of the committee. In the absence of the adoption of rules and procedures for a particular committee, the provisions of Sections 5, 6, 7, 8, 9, 10, 11 and 12 of Article III shall also apply to such committees, mutatis mandis.
Article V
~~ARTICLE V~~
OFFICERS
Section 1.
~~Section 1.~~ Designation. The officers of the Corporation shall be a President or a Chief Executive Officer or both, a Secretary, and a Chief Financial Officer. If the Corporation has a Chief Executive Officer but no President, the Chief Executive Officer shall be deemed the president of the Corporation for purposes of the Code. The Corporation may also have, at the discretion of the Board of Directors, a ~~Chairman~~Chairperson of the Board of Directors, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.
Section 2.
~~Section 2. Election~~Appointment. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be ~~chosen~~appointed by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment approved by the Board of Directors.
Section 3.
~~Section 3.~~ Subordinate Officers, etc.
(a)
~~(a)~~ The Board of Directors may appoint, and may empower the Chief Executive Officer or the President to appoint, such other officers, having such titles, as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in ~~the~~these bylaws or as the Board of Directors may from time to time determine.
(b)
~~(b)~~ Any officer appointed by the Chief Executive Officer may hold a title such as “president” of a division or other group within the Corporation, or “vice president” of a division or other group within the Corporation, or general counsel, comptroller, chief accounting officer, or similar title. However, any such appointee, absent a specific designation of such person as an elected corporate officer by the Board of Directors: (i) shall not be considered an officer elected by the Board of Directors pursuant to this Article V and shall not have the executive powers or authority of corporate officers elected pursuant to this Article V; (ii) shall not be considered: (A) an “officer” of the Corporation for the purposes of Rule 3b-2 promulgated under the Exchange Act or an “executive officer” of the Corporation for the purposes of Rule 3b-7 promulgated under the Exchange Act, and similarly shall not be considered an “officer” of the Corporation for the purposes of Rule 16a-1(f) promulgated under the Exchange Act or an “executive officer” of the

Corporation for the purposes of Section 14 of the Exchange Act; or (B) a “corporate officer” for the purposes of Section 312 of the Code, except in any such case as otherwise required by law; and (iii) shall be empowered to represent himself or herself to third parties as a divisional or group vice president or other title permitted by this Section 3, as applicable, only, and shall be empowered to execute documents, bind the Corporation or otherwise act on behalf of the Corporation only as authorized by the Chief Executive Officer or the President or by resolution of the Board of Directors.
(c)
~~(c)~~ The Board of Directors shall be advised of any appointment of any officer by the Chief Executive Officer under this Section 3 at a meeting of the Board of Directors. The Board of Directors may limit the powers and authority of any such appointee, and the appointment and limitation imposed on the appointee by the ~~directors~~Board of Directors shall be noted in the minutes of the meeting. The minutes shall clearly state that such persons are non-corporate officers appointed pursuant to this Article V.
Section 4.
~~Section 4.~~ Removal and Resignation.
(a)
~~(a)~~ Subject to his or her rights, if any, under any contract of employment, any officer may be removed, either with or without cause by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer ~~chosen~~appointed by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.
(b)
~~(b)~~ Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer, President, or Secretary ~~of the Corporation~~(except in the case of the resignation of the Chief Executive Officer, President, or Secretary, such notice must be given to the Board of Directors). Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
Section 5.
~~Section 5.~~ Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in ~~the~~these bylaws for regular appointments to such office.
Section 6.
~~Section 6. Chairman~~Chairperson of the Board of Directors. The ~~Chairman~~Chairperson of the Board of Directors, if one is appointed by the Board of Directors, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by ~~the~~these bylaws; provided, however, that the ~~Chairman~~Chairperson of the Board of Directors shall not be deemed an officer of the Corporation unless designated as an officer by the Board of Directors.
Section 7.
~~Section 7.~~ Chief Executive Officer or President.
(a)
~~(a)~~ Subject to such supervisory powers, if any, as may be given by the Board of Directors to the ~~Chairman~~Chairperson of the Board of Directors, if there be such an officer, the

Chief Executive Officer, who may be designated as President, shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and officers of the Corporation.
(b)
~~(b)~~ The Chief Executive Officer or President shall preside at all meetings of the shareholders and, in the absence of the ~~Chairman~~Chairperson of the Board of Directors, or, if there be none, at all meetings of the Board of Directors. The Chief Executive Officer or President may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, notes, contracts and other instruments authorized by the Board of Directors, and, in general, shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or ~~the~~these bylaws.
(c)
~~(c)~~ If the Board of Directors shall appoint different persons as Chief Executive Officer and President, the President shall in the absence or disability of the Chief Executive Officer have the powers and perform the duties of the Chief Executive Officer, and shall otherwise have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or ~~the~~these bylaws, or by the Chief Executive Officer.
(d)
~~(d)~~ The Board of Directors may appoint two or more persons as Co-Presidents or Co-Chief Executive Officers, each of whom shall have the authority and powers of the President or Chief Executive Officer, subject to such limitations or delegations or allocations of powers and authority as the Board of Directors may, from time to time, prescribe for them.
Section 8.
~~Section 8.~~ Vice Presidents. In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or ~~the~~these bylaws, the Chief Executive Officer, or the President if authorized to act as chief executive officer.
Section 9.
~~Section 9.~~ Secretary.
(a)
~~(a)~~ The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at meetings of shareholders, and the proceedings thereof.
(b)
~~(b)~~ The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

(c)
~~(c)~~ The Secretary shall give notice, or cause notice to be given, of all the meetings of the shareholders and of the Board of Directors as law or ~~the~~these bylaws require notice to be given, and he or she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by ~~the~~these bylaws.
Section 10.
~~Section 10.~~ Chief Financial Officer.
(a)
~~(a)~~ The Chief Financial Officer, who may be designated as the Treasurer, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.
(b)
~~(b)~~ The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors.
(c)
~~(c)~~ The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer, the President, or any other officer to whom the Board of Directors may delegate the authority to disburse or cause to be disbursed funds of the Corporation, shall render to the Chief Executive Officer, the President and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or ~~the~~these bylaws.
Section 11.
~~Section 11.~~ Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee of the Board of Directors to which such authority has been delegated by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a ~~director~~member of the ~~Corporation~~Board of Directors.
Article VI
~~ARTICLE VI~~
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES, AND OTHER AGENTS
Section 1.
~~Section 1.~~ Agents, Proceedings, and Expenses. For the purposes of this Article VI, “agent” means any person who is or was a director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article VI.
Section 2.
~~Section 2.~~ Actions Other Than by the Corporation. The Corporation shall, to the maximum extent permitted by the Code, indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct of was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that his conduct was unlawful.
Section 3.
~~Section 3.~~ Actions by the Corporation.
(a)
~~(a)~~ The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of the Corporation.
(b)
~~(b)~~ No indemnification shall be made under this Section 3:
(i)
~~(i)~~ In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the Corporation in the performance of that person’s duty to the Corporation, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;
(ii)
~~(ii)~~ Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or
(iii)
~~(iii)~~ Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.
Section 4.
~~Section 4.~~ Successful Defense by Agent. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article VI, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.
Section 5.
~~Section 5.~~ Required Approval. Except as provided in Section 4 of this Article VI, any indemnification under this Article shall be made by the Corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article VI, by:

(a)
~~(a)~~ A majority vote of a quorum consisting of directors who are not parties to the proceeding;
(b)
~~(b)~~ Approval by the affirmative vote of a majority of the shares of the Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or
(c)
~~(c)~~ The court in which the proceeding is or was pending, on application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the Corporation.
Section 6.
~~Section 6.~~ Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article VI.
Section 7.
~~Section 7.~~ Other Contractual Rights. Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of the Corporation or any subsidiary hereof may be entitled by contract or otherwise.
Section 8.
~~Section 8.~~ Limitations. No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c) of this Article VI, in any circumstance where it appears:
(a)
~~(a)~~ That it would be inconsistent with a provision of the Articles, these bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or
(b)
~~(b)~~ That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
Section 9.
~~Section 9.~~ Insurance. Upon and in event of a determination by the Board of Directors to purchase such insurance, the Corporation shall purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the power to indemnify the agent against that liability under the provisions of this Article VI.
Section 10.
~~Section 10.~~ Fiduciaries of Corporate Employee Benefit Plan. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the Corporation as defined in Section 1 of this Article VI. The Corporation shall have the power to indemnify such trustee, investment manager, or other fiduciary to the extent permitted by Section 207(f) of the Code.

Article VII
~~ARTICLE VII~~
RECORDS AND REPORTS
Section 1.
~~Section 1.~~ Maintenance and Inspection of Share Register.
(a)
~~(a)~~ The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.
(b)
~~(b)~~ A shareholder or shareholders of the Corporation holding at least 5% in the aggregate of the outstanding voting shares of the Corporation, or at least 1% of such voting shares if the shareholder or shareholders have filed a Schedule 14A with the SEC, shall have the right to: (i) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on 5 days prior written demand on the Corporation; and (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of 5 days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled.
(c)
~~(c)~~ The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.
(d)
~~(d)~~ Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.
Section 2.
~~Section 2.~~ Maintenance and Inspection of Bylaws. The Corporation shall keep at its principal executive office, or, if its principal executive office is not in the State of California, at its principal business office in ~~this state~~the State of California, the original or a copy of ~~the~~these bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in ~~this state~~State of California, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of ~~the~~these bylaws as amended to date.
Section 3.
~~Section 3.~~ Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.
Section 4.
~~Section 4.~~ Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiaries. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.
Section 5.
~~Section 5.~~ Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation as the Board of Directors considers appropriate.
Section 6.
~~Section 6.~~ Financial Statements.
(a)
~~(a)~~ A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for 12 months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.
(b)
~~(b)~~ If a shareholder or shareholders holding at least 5% of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then-current fiscal year ended more than 30 days before the date of the request, and a balance sheet of the Corporation as of the end of that period, the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within 30 days after the receipt of the request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within 30 days after the request.
(c)
~~(c)~~ The Corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.
(d)
~~(d)~~ The quarterly income statements and balance sheets referred to in this Section 6 shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation stating that the financial statements were prepared without audit from the books and records of the Corporation.

Section 7.
~~Section 7.~~ Annual Statement of General Information. The Corporation shall file the form required by Section 1502 of the Code with the Secretary of State of the State of California in compliance with Section 1502 of the Code.
Article VIII
~~ARTICLE VIII~~
GENERAL CORPORATE MATTERS
Section 1.
~~Section 1.~~ Record Date for Purposes Other Than Notice and Voting.
(a)
~~(a)~~ For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a meeting of shareholders or action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days before any such action, and in that case only shareholders of record as of the close of business on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the Articles or the Code.
(b)
~~(b)~~ If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose (other than with respect to notice or voting at a meeting of shareholders or action by shareholders by written consent without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution or the 60th day before the date of that action, whichever is later.
Section 2.
~~Section 2.~~ Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
Section 3.
~~Section 3.~~ Corporation Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 4.
~~Section 4.~~ Certificates for Shares.
(a)
~~(a) A certificate or certificates for~~Certificates for the shares of ~~the capital~~ stock of the Corporation shall be issued ~~to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All~~only to the extent as may be required by applicable law or as otherwise authorized by the Secretary or any Assistant Secretary, and if so issued shall be in such form as is consistent with the Articles and applicable law. Any such certificates shall be signed in the name of the Corporation by the ~~Chairman~~Chairperson of the

Board of Directors, or Vice ~~Chairman~~Chairperson of the Board of Directors, or the Chief Executive Officer or President, or a Vice President, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary~~, certifying the number of shares and the class or series of shares owned by the shareholder.~~. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
(b)
Unless otherwise required by applicable law or authorized by the Secretary or any Assistant Secretary, shares of the Corporation shall be issued, recorded, and transferred exclusively in uncertificated book-entry form in accordance with a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act.

~~(b) The Corporation may, in lieu of issuing shares of capital stock in certificated form and, if applicable, in compliance with Section 416(b) of the Code, issue shares of capital stock in book entry form, either directly or through the services of a transfer agent and registrar appointed by the Corporation; provided, however, that the registered holder of any shares of capital stock issued in book entry form shall have the right, upon written request to the Corporation or the Corporation’s designated transfer agent and registrar, to receive a certificate or certificates complying with Section 4(a) of this Article VIII evidencing shares of capital stock that had theretofore been issued to such shareholder in book entry form.~~

Section 5.
~~Section 5.~~ Lost Certificates. Except as provided in this Section 5, no new certificates for shares shall be issued to replace ~~an old~~a previously issued certificate unless the latter is surrendered to the Corporation ~~and canceled~~or its transfer agent or registrar and cancelled at the same time. ~~The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Directors may require, including provision for indemnification of the Corporation secured by a bond or other adequate security~~When the owner of any certificate for shares of the Corporation claims that the certificate has been lost, stolen, or destroyed, uncertificated shares, in accordance with Section 4(b) of this Article VIII, shall be issued in place of the original certificate if the owner (a) so requests before the Corporation has notice that the original certificate has been acquired by a bona fide purchaser, (b) if requested by the Corporation, files with the Corporation an indemnity bond in such form and in such amount sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement ~~certificate.~~shares, and (c) satisfies any other reasonable requirements imposed by the Corporation. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.
Section 6.
~~Section 6.~~ Options. Either in connection with the issue, subscription or sale of any shares, bonds, debentures, notes or other securities or independently thereof, the Corporation may grant options to purchase or subscribe for shares of any class or series upon such terms and conditions as may be deemed expedient by the Board of Directors. Option rights may be transferable or nontransferable and separable or inseparable from other securities of the Corporation, as determined by the Board of Directors.
Section 7.
~~Section 7.~~ Representation of Shares of Other Corporations. The ~~Chairman~~Chairperson of the Board of Directors, Chief Executive Officer, President, or any Vice

President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation and to exercise all of the Corporation’s rights incident thereto. The authority granted to these officers to vote and to exercise rights on behalf of ~~or represent~~ the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.
Section 8.
~~Section 8.~~ Construction and Definitions.
(a)
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the ~~use of the masculine includes the feminine and neuter, and the~~ term “person” includes both a corporation and a natural person~~.~~, the word “including” is not a term of limitation, the terms “approval of the outstanding shares” and “approved by (or approval of) the shareholders” have the meanings set forth in Sections 152 and 153 of the Code, respectively, and the terms “electronic transmission by the Corporation” and “electronic transmission to Corporation” have the meanings set forth in Sections 20 and 21 of the Code, respectively. Reference in these bylaws to any provision of the Code shall be deemed to include all amendments thereof and successors thereto. References in these bylaws to the Chief Executive Officer, President, Chief Financial Officer, Vice President, Secretary or any other officer shall be deemed to mean the Chief Executive Officer, President, Chief Financial Officer, Vice President, Secretary, or such officer of the Corporation, unless the context otherwise requires.
(b)
All restrictions, limitations, requirements, and other provisions of these bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.
(c)
Any article, section, subsection, subdivision, sentence, clause, or phrase of these bylaws which, upon being construed in the manner provided in Section 8(b), shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these bylaws, it being hereby declared that these bylaws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses, or phrases is or are illegal.
Article IX
~~ARTICLE IX~~
AMENDMENTS
Section 1.
~~Section 1.~~ Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that, if the Articles set forth the number of authorized directors of the Corporation, the authorized number of directors may be changed only by an amendment of the Articles.

Section 2.
~~Section 2.~~ Amendment by Directors. Subject to the rights of the shareholders as provided in Section 1 of this Article IX, these bylaws, other than a bylaw or an amendment of a bylaw specifying or changing ~~the authorized~~a fixed number of directors or the maximum or minimum number of authorized directors, may be adopted, amended, or repealed by the Board of Directors.
Article X

EMERGENCY PROVISIONS

Section 1.
General. The provisions of this Article X shall be operative only during any emergency as such term is defined in Section 207 of the Code (each, an “emergency”). During an emergency, the provisions of this Article X shall override all other bylaws of the Corporation in conflict with any provisions of this Article X, and shall remain effective during the emergency, and shall not be effective after the emergency ends; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of these bylaws other than those contained in this Article X.
Section 2.
Meetings; Notice of Meetings. During any emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or the Chief Executive Officer, Secretary or Chief Financial Officer or any of the Designated Officers (as such term is defined below). Notice of the place, date, and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers as, in the reasonable judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit. For purposes of this Article X, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, members of the Board of Directors or of any committee thereof, as the case may be, for purposes of obtaining a quorum during an emergency pursuant to Section 5 of this Article X, which officers have been designated by the Board of Directors from time to time but in any event prior to the occurrence of an emergency.
Section 3.
Unavailable Directors. All directors of the Corporation who are not available to perform their duties as directors or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues, after which time such persons shall be automatically reinstated.
Section 4.
Authorized Number of Directors. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 3 of this Article X, or the minimum number required by law, whichever number is greater.
Section 5.
Quorum. At any meeting of the Board of Directors called in accordance with Section 2 of this Article X, the number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as determined pursuant to Section 4, or, if a greater number, the minimum number as, pursuant to law or lawful decree then in force, it is possible for these bylaws to specify. At any meeting of any committee of the Board of Directors called in accordance with Section 2 of this Article X, the presence or participation of one committee member shall constitute a quorum. In the event that no directors are able to attend a meeting of the Board of Directors or any committee thereof, the Designated Officers in attendance shall serve as directors or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors or committee members, as the case may be.

CERTIFICATE OF ADOPTION OF

AMENDED AND RESTATED BYLAWS OF

LINEAGE CELL THERAPEUTICS, INC.

The undersigned hereby certifies that he is the duly elected, qualified and acting General Counsel and Corporate Secretary of Lineage Cell Therapeutics, Inc., a California corporation (the “Corporation”), and that the foregoing amended and restated bylaws were adopted as the Corporation’s bylaws as of ~~August 9, 2019,~~June 11, 2024 by the Corporation’s Board of Directors.

The undersigned has executed this Certificate as of ~~August 9~~June 11, ~~2019~~2024.

/s/ ~~Chase C. Leavitt~~George A. Samuel III
~~Chase C. Leavitt~~George A. Samuel III
General Counsel and Corporate Secretary